Exhibit 24.1

CERTIFIED RESOLUTION OF THE BOARD OF DIRECTORS OF

FEDERAL-MOGUL CORPORATION

I, Brett Pynnonen, do hereby certify that (i) I am the Senior Vice President and General Counsel of Federal-Mogul Corporation, a Delaware corporation (the “Company”); (ii) set forth below is a true and correct copy of a resolution that was duly adopted by written consent of the Board of Directors of the Company (the “Board”) in lieu of a meeting of the Board on March 20, 2012; and (iii) the below resolution remains in full force and effect and has not been rescinded, altered, amended or modified in any manner as of the date hereof:

Power of Attorney

RESOLVED, that Messrs. Alapont, Feldenkreis, Laisure, Subin and Vandenberghe each hereby constitutes and appoints each of Alan J. Haughie and Brett D. Pynnonen as his true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for the undersigned and in the name of the undersigned, in any and all capacities, to sign the Registration Statement and any or all amendments (including pre-effective and post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof; and be it further

RESOLVED, that the power of attorney granted hereby shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact; and be it further

IN WITNESS WHEREOF, the undersigned has executed this certification on this 21st day of March, 2013.

By:	/s/ Brett Pynnonen
Name: Brett Pynnonen
Title: Senior Vice President and General Counsel